UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 2, 2013

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OR LISTING.

As disclosed in Item 5.02 of DXP Enterprises, Inc.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission on April 17, 2013, Kenneth Miller, a member of the Company’s Board of Directors and the Audit Committee of the Board, passed away on April 14, 2013.

On May 1, 2013, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company has failed to comply with Listing Rule 5605 of the Nasdaq Stock Market Rules. Rule 5605 requires listed companies to maintain an audit committee consisting of at least three independent directors. As a result of Kenneth Miller’s passing, the Company currently has only two independent members on its audit committee.

If the Company’s next annual stockholders’ meeting is held before October 11, 2013, the Company has until October 11, 2013 to regain compliance with Rule 5605. The Company is in the process of identifying an independent director to be appointed to the Audit Committee in order to regain compliance with Nasdaq Rule 5605 prior to the expiration of the cure period granted by Nasdaq.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:  /s/Mac McConnell
           Mac McConnell
           Senior Vice President/Finance and Chief Financial Officer

Dated: May 2, 2013